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                                                              EXHIBIT 21

                     SUBSIDIARIES/AFFILIATES OF 7-ELEVEN, INC.
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
                                                                                 JURISDICTION OF
                                                                                 INCORPORATION
                                                                                 ----------------
Bawco Corporation---------------------------------------------------------------------------Ohio
Bev of Vermont, Inc.---------------------------------------------------------------------Vermont
Brazos Comercial E Empreendimentos Ltda. (a)----------------------------------------------Brazil
Cityplace Center East Corporation----------------------------------------------------------Texas
HDS Sales Corporation (b)------------------------------------------------------------------Texas
Melin Enterprises, Inc. (c)-------------------------------------------------------------Colorado
Phil-Seven Properties Corporation (d)------------------------------------------------Philippines
Puerto Rico - 7, Inc. (e)------------------------------------------------------------Puerto Rico
Sao Paulo-Seven Comercial, S.A. (f)-------------------------------------------------------Brazil
7-Eleven Beverage Company, Inc.------------------------------------------------------------Texas
7-Eleven Comercial Ltda. (g)--------------------------------------------------------------Brazil
7-Eleven Mexico, S.A. de C.V. (h)---------------------------------------------------------Mexico
7-Eleven of Idaho, Inc. (b)----------------------------------------------------------------Idaho
7-Eleven of Massachusetts, Inc. (b)------------------------------------------------Massachusetts
7-Eleven of Nevada, Inc.----------------------------------------------------------------Delaware
7-Eleven of Virginia, Inc.--------------------------------------------------------------Virginia
7-Eleven Sales Corporation (b)-------------------------------------------------------------Texas
7-Eleven Canada Inc. (i)------------------------------------------------------------------Canada
7-Eleven International, Inc.--------------------------------------------------------------Nevada
Southland International Investment Corporation N.V. (i)---------------------Netherlands Antilles
7-Eleven Sales Corporation-----------------------------------------------------------------Texas
TSC Lending Group, Inc.--------------------------------------------------------------------Texas
Valso, S.A. (j)---------------------------------------------------------------------------Mexico

INACTIVE:
Lavicio's, Inc.-----------------------------------------------------------------------California
MTA CAL, Inc.-------------------------------------------------------------------------California
The Southland Corporation------------------------------------------------------------------Texas
7-Eleven Limited------------------------------------------------------------------United Kingdom
7-Eleven Pty. Ltd. (k)-----------------------------------------------------------------Australia
7-Eleven Stores (NZ) Limited (l)-----------------------------------------------------New Zealand
SLC Financial Services, Inc.---------------------------------------------------------------Texas
The Seven Eleven Limited (m)-----------------------------------------------------------Hong Kong

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                                       Tab 4

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FOOTNOTES:
----------

(a)   2,248,800 quotas (almost 100%) owned by Southland
International Investment Corporation N.V. (a wholly owned subsidiary of 7-Eleven International, Inc., a wholly owned subsidiary of 7-Eleven, Inc.), and remaining 10 quotas owned by 7-Eleven, Inc.

(b) 100% owned by 7-Eleven Sales Corporation (a wholly owned subsidiary of 7-Eleven, Inc.)

(c) 100% owned by Bawco Corporation (a wholly owned subsidiary of 7-Eleven, Inc.).

(d) 4.63% owned by 7-Eleven, Inc., and remaining 95.37% owned by various investors.

(e) 59.07% owned by 7-Eleven, Inc. and remaining 40.93% owned by group of investors in Puerto Rico.

(f)   1.69% owned by 7-Eleven, Inc., 98.25% owned by Super
Trade, Ltd., and remaining .06% owned by other investors.

(g) 15,999 quotas (almost 100%) owned by 7-Eleven, Inc., and remaining 1 quota owned by 7-Eleven of Nevada, Inc. (a wholly owned subsidiary of 7-Eleven, Inc.).)

(h) 99.965% of Series A shares owned by Valso, S.A., and remaining .035% owned by Casa Chapa, S.A.; 100% of Series
B shares owned by Valso, S.A..

(i) 100% owned by 7-Eleven International, Inc. (a wholly owned subsidiary of 7-Eleven, Inc.).

(j) 49% owned by 7-Eleven, Inc., and remaining 51% owned by Valores Corporativos, S.A.

(k) 50% owned by David Anthony Walsh, and remaining 50% owned by Anthony Peter John Kelley, for the benefit of 7-
Eleven, Inc.

(l) 99% owned by 7-Eleven, Inc., and remaining 1% owned jointly by 7-Eleven's local counsel, Bruce Nelson
Davidson and Anthony Francis Segedin.

(m) 99.9% owned by 7-Eleven, Inc., and remaining .1% owned by Wilgrist Nominees Limited, 7-Eleven's agent in Hong Kong.